SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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The Bear Stearns Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3286161
(State of Incorporation)	(IRS Employer Identification No.)

383 Madison Avenue New York, New York	10179
(Address of principal executive offices)	(Zip Code)
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-13666
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

$[●] Medium-Term Notes Linked to the Performance of the Alerian MLP Select Index Due [June ●, 2027]	New York Stock Exchange, Inc.
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Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the general terms and provisions of the $[●] Medium-Term Notes, Series B, Linked to the Performance of the Alerian MLP Select Index Due [June ●, 2027] to be issued by the registrant (the “Notes”) set forth in (i) the Preliminary Pricing Supplement dated June 22, 2007 (subject to completion), attached hereto as Exhibit 5, (ii) the Prospectus Supplement dated August 16, 2006, attached hereto as Exhibit 4 and (iii) the Prospectus dated August 16, 2006, attached hereto as Exhibit 4, each of which contain certain proposed terms and provisions, are hereby incorporated by reference. The description of the general terms and provisions of the Notes set forth in the Pricing Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under the registrant’s Registration Statement on Form S-3 (File No. 333-121744), which will contain the final terms and provisions of the Notes, is hereby deemed to be incorporated by reference herein and made a part hereof.

Item 2.  Exhibits.

4.1
Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and The Bank of New York as successor in interest to JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) (incorporated by reference to Exhibit 4(a)(1) to the registrant’s Registration Statement on Form S-3 (File No. 33-40933)).

4.2
First Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and The Bank of New York as successor in interest to JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) (incorporated by reference to Exhibit 4(a)(2) to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 1998).

4.3	Form of Note related to $[●] Medium-Term Notes, Series B, Linked to the Performance of the Alerian MLP Select Index Due [June ●, 2027].

99.1
Prospectus relating to Debt Securities and Prospectus Supplement relating to Medium-Term Notes, Series B, each dated August 16, 2006 (incorporated by reference to the registrant’s filings under Rule 424(b)(5), each filed with the Securities and Exchange Commission on August 16, 2006).

99.2
Preliminary Pricing Supplement describing the $[●] Medium-Term Notes, Series B, Linked to the Performance of the Alerian MLP Select Index Due [June ●, 2027], subject to completion, dated June 22, 2007 (incorporated by reference to the registrant’s filing under Rule 424(b)(2), filed with the Securities and Exchange Commission on June 22, 2007).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE BEAR STEARNS COMPANIES INC.

By:/s/ Kenneth L. Edlow
Name:  Kenneth L. Edlow
Title:  Secretary

Dated:  June 28, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1
Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and The Bank of New York as successor in interest to JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) (incorporated by reference to Exhibit 4(a)(1) to the registrant’s Registration Statement on Form S-3 (File No. 33-40933)).

4.2
First Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and The Bank of New York as successor in interest to JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) (incorporated by reference to Exhibit 4(a)(2) to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 1998).

4.3	Form of Note related to $[●] Medium-Term Notes, Series B, Linked to the Performance of the Alerian MLP Select Index Due [June ●, 2027].

99.1
Prospectus relating to Debt Securities and Prospectus Supplement relating to Medium-Term Notes, Series B, each dated August 16, 2006 (incorporated by reference to the registrant’s filings under Rule 424(b)(2), each filed with the Securities and Exchange Commission on August 16, 2006).

99.2
Preliminary Pricing Supplement describing the $[●] Medium-Term Notes, Series B, Linked to the Performance of the Alerian MLP Select Index Due [June ●, 2027], subject to completion, dated June 22, 2007 (incorporated by reference to the registrant’s filing under Rule 424(b)(2), filed with the Securities and Exchange Commission on June 22, 2007).